__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2014

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 Highland Drive
Lewisville, Texas 75067
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2014, Nationstar Mortgage Holdings Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2014. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s website at http://www.investors.nationstarholdings.com. The press release includes certain non-generally accepted accounting principles (“non-GAAP”) financial measures. Reconciliations to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures are included in the press release.

On May 8, 2014, the Company will hold a telephone conference and webcast to discuss the Company’s financial results for the first quarter ended March 31, 2014. During this conference, the Company will present certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and supplementary information related to these reconciliations will be posted to the Company’s website at http://www.investors.nationstarholdings.com prior to the start of the call.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated May 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 8, 2014	By:	/s/ David C. Hisey
David C. Hisey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated May 8, 2014

FOR IMMEDIATE RELEASE
Contact: Marshall Murphy
(469) 549-3005

NATIONSTAR REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS & STRATEGIC ACQUISITION

•	GAAP EPS of $0.27

•	Pro forma EPS of $0.53, including impact of ($0.08) in net MSR mark-to-market

•	Servicing: Operating profitability increased to 7 basis points; 11 basis points target for '14

•	Solutionstar: 22% revenue growth to $78mm; 21% pretax income growth to $35mm

•	Originations: Returned to profitability

•	Agreement to acquire Real Estate Digital, LLC; building out integrated marketplace

Lewisville, TX (May 8, 2014) - Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, today reported financial results for its first quarter ended March 31, 2014.

For the first quarter 2014, Nationstar reported net income of $24 million, or $0.27 per share, compared to a loss of $51 million, or ($0.56) per share in the fourth quarter 2013.

Pro forma EPS for the first quarter was $0.53, excluding $39 million in one-time expenses. Pro forma EPS for the first quarter was up in comparison to a pro forma EPS loss of ($0.23) in the fourth quarter. Pro forma EPS includes the net MSR mark-to-market impact of ($0.08).

Adjusted EBITDA (“AEBITDA”) for operating segments was $170 million, or $1.89 per share, for the current quarter versus $25 million, or $0.28 per share, in the fourth quarter 2013. In the current quarter AEBITDA margin was 36%.

“Nationstar delivered improved performance across all of our business lines in the first quarter," said Jay Bray, Chief Executive Officer. "After substantial growth in 2013, our 2014 focus is simple - continue to provide real solutions to homeowners and improve operating profitability and cash flow generation for our shareholders. In addition, we are executing on critical initiatives to drive long-term sustainability and growth. This includes our strategic acquisition of Real Estate Digital ("RED"), a fee-based real estate services company that provides online marketing, data, transaction management and digital media solutions. The acquisition accelerates our plan to offer a fully integrated digital marketplace that provides end-to-end services for every aspect of a real estate transaction. We welcome the RED employees to the Nationstar family.”

Chief Financial Officer David Hisey said, “Our servicing segment continues to increase profitability by generating 7 basis points of operating profitability in the first quarter and is on track towards our 2014 goal of 11 basis points. Reflecting momentum in our fee-based real estate services business, Solutionstar profitability grew at an impressive rate, with revenue increasing 22% and pretax income advancing 21%. In originations, we returned to operating profitability and reduced expenses by 37%. We expect to generate significant investable cash over the course of the year that can be deployed into high return opportunities.”

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Reflecting external market conditions, Nationstar is providing updated 2014 guidance for AEBITDA per share of $12.00 - $12.75 and GAAP EPS of $4.00 - $5.00.

First Quarter Business Highlights

Servicing
Servicing fee income, before MSR fair value adjustments, increased 6% to $329 million when compared to the sequential quarter in absolute terms. The increase reflects the higher average unpaid principle balance ("UPB") balance, reduction in delinquencies, and continued growth in Solutionstar revenues.

Nationstar’s servicing portfolio, as measured by UPB, ended the first quarter at $384 billion, nearly unchanged as compared to fourth quarter 2013 ending UPB of $391 billion. The average portfolio UPB for the first quarter 2014 was $388 billion, up slightly from the fourth quarter average of $383 billion.

Nationstar’s 60-plus day delinquency rate decreased to 11.1% of UPB, down from 11.9% in the fourth quarter. Nationstar's servicing portfolio CPR decreased to 11.9%, down from 14.8% in the fourth quarter.

The pipeline of bulk and flow MSR acquisition opportunities totals in excess of $300 billion in aggregate UPB. Nationstar's existing flow servicing agreements are expected to produce approximately $20 billion of UPB in annual volume.

Servicing pretax income was $40 million in the current quarter. Excluding $18 million in one-time transaction expenses related to the sale of advances to New Residential and the $11 million net MSR mark-to-market loss, servicing pretax operating income was $69 million. Servicing pretax operating income was up 11% compared to the fourth quarter. Servicing pretax operating margin was 20% for the quarter, and pretax operating income as a percentage of UPB was seven basis points.

Servicing AEBITDA decreased slightly in the current quarter to $144 million compared to $146 million in the fourth quarter 2013. Servicing AEBITDA margin was 42% in the current quarter.

Solutionstar Update
Solutionstar’s real estate services business sold nearly 3,600 properties in Q1’14, and expects to sell approximately 20,000 properties in 2014. The number of properties under management is increasing as a result of the successful closing of the private-label portfolio acquisitions from Bank of America in late 2013.

Solutionstar generated over $78 million in revenue in the first quarter 2014, up from $64 million in the prior quarter. In the first quarter, Solutionstar produced $35 million in pretax income, up from $29 million in the fourth quarter. Solutionstar achieved a 45% pretax margin in the first quarter.

Originations
Nationstar funded $4.7 billion in the first quarter and right-sized its operations based on expected future volumes. These actions resulted in a $151 million improvement in originations pretax income and a more streamlined and productive operation.

At quarter end, the total application pipeline was $3.5 billion and the locked pipeline was $2.7 billion. Nationstar’s recapture rate increased 200 basis points to 51% in the first quarter of 2014, providing solutions to our customers while creating long-term servicing assets.

We remain focused on the core consumer direct channel, which presents a significant opportunity and partially insulates volatility in volume compared to the broader market. In the first quarter, Nationstar’s origination volume decreased by 13% from the fourth quarter 2013, outperforming bank peers and industry forecasts, which on average decreased by 28%. Volume from the consumer-direct channel, including recapture and Greenlight, was $3.3 billion, and correspondent volume was $1.4 billion.

Origination revenue was $131 million, up from $45 million in the fourth quarter 2013. Originations generated $8 million of pretax income in the quarter, an increase of $151 million compared to the pretax loss of $143 million in the fourth quarter. In the first quarter, the originations segment incurred $16 million of expenses related to right-sizing the operations.

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Real Estate Digital Acquisition
In May, Solutionstar entered into a definitive agreement to acquire substantially all of the assets of Real Estate Digital and its affiliate for $18 million in cash. RED, based in Aliso Viejo, California with 120 employees, is a fee-based real estate services company that provides online marketing, data, transaction management and digital media solutions. The acquisition price represents a 0.7x multiple on RED’s estimated full year 2014 revenue. The acquisition is expected to close in the second quarter of 2014 at which time Solutionstar will assume RED's management team and employees.

In online marketing, RED has created more than 25,000 real estate websites and provides technology services to over 300,000 agents, or approximately 30% of the market. In data services, RED has license to 98% of all Multiple Listing Service (“MLS”) listings. In transaction management, RED licenses end-to-end software to 125,000 real estate agents. RED is also a lead aggregator and provides search engine optimization services.

RED will enable Solutionstar to diversify its revenue streams, gain access to a significant third-party customer base, and drive traffic to our websites. The acquisition enables Solutionstar to cross-sell services to RED’s existing third-party clients, while enhancing Nationstar’s purchase origination and servicing opportunities when properties are listed for sale. Over time, this acquisition should enable Nationstar to replace third-party vendors with enhanced RED-developed technology, resulting in both significant cost savings as well as new revenue opportunities. For additional information, please visit RED's website at www.realestatedigital.com

Helping Homeowners
Nationstar remains committed to providing mortgage solutions to our more than 2.3 million homeowners. In the first quarter, we helped nearly 23,000 customers avoid foreclosure, including approximately 15,500 loan modifications that lower payments. This also includes providing collateral workouts and other repayment plans to approximately 7,500 homeowners.

We also helped 26,000 homeowners secure mortgages. The total includes approximately 9,200 homeowners whose mortgages were refinanced through the Home Affordable Refinance Program (“HARP”), which allows us to refinance a borrower with a very high loan-to-value ratio or a homeowner with negative equity in their house.

Conference Call Webcast and Investor Presentation
Chief Executive Officer, Jay Bray, and Chief Financial Officer, David Hisey, will host a conference call for investors and analysts to discuss Nationstar’s first quarter 2014 results and other general business matters at 9:00 a.m. ET on Thursday, May 8, 2014. To listen to the event live or in an archive which will be available for 14 days, visit Nationstar's website at http://investors.nationstarholdings.com. The conference call will also be accessible by dialing 800-706-7741, or 617-614-3471 internationally. Please use the participant passcode 84475753 to access the live conference call. An investor presentation will also be available at http://investors.nationstarholdings.com.

Non-GAAP Financial Measures
This disclaimer applies to every usage of “Pro Forma Earnings per Share,” or “Pro Forma EPS,” “Adjusted EBITDA” or “AEBITDA,” “Servicing Fee Income before MSR fair value adjustments,” "Servicing Operating Profitability," and "Pretax Operating Income" in this release. Pro forma EPS excludes certain one-time expenses, including advance sale and transaction expenses. Adjusted EBITDA is a key performance metric used by management in evaluating the performance of our segments. Adjusted EBITDA represents our Operating Segments' income (loss), and excludes income and expenses that relate to the financing of our senior notes, depreciable (or amortizable) asset base of the business, income taxes, and exit costs from our restructuring and certain non-cash items. Adjusted EBITDA also excludes results from our legacy asset portfolio and certain securitization trusts that were consolidated upon adoption of the accounting guidance eliminating the concept of a qualifying special purpose entity. Pretax Operating Income excludes certain one-time expenses, including advance sale and transaction expenses. Pretax operating income is a metric that is used by management to exclude certain non-recurring items. Servicing fee income before MSR fair value adjustments is a metric that is used by management in an attempt to provide a better sense of the servicing fee income prior to any changes in the fair value of servicing assets. Servicing Operating Profitability is a key performance metric used by management in evaluating the performance of our business. Servicing Operating Profitability is calculated as pretax income excluding the net negative change in MSR mark-to-market adjustments plus one-time expenses related to the write-off of deferred advance financing facilities fees related to the NRZ advance sale. Servicing fee income before MSR fair value adjustments excludes fair value adjustment due to valuation inputs or assumptions for mortgage servicing rights, excess spread financing, and mortgage servicing rights financing liability, and the fair value adjustment due to other changes in fair value for mortgage servicing rights, excess spread financing, and mortgage servicing rights financing liability.

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About Nationstar Mortgage Holdings Inc.
Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers, Nationstar is one of the largest servicers in the United States and operates an integrated loan origination business that mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, valuation and processing services. Additional corporate information is available at www.nationstarholdings.com.

Forward Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements, These forward-looking statements include, but are not limited to, statements regarding: estimates of our servicing segment’s growth and profitability; estimates of our origination’s segment’s profitability; the anticipated benefits of the RED acquisition; estimates of fiscal year 2014 guidance for AEBITDA per share and GAAP EPS; revenue and pretax income; profitability through our fee-services business; and expectations regarding cash flow. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results performance, or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent annua l and quarterly reports and other required reports as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Certain amounts included in this release are presented strictly for illustrative purposes, and such amounts should not be viewed as a representation regarding management’s expectations or actual results. Management’s expectations and actual results could differ materially from statements made for illustrative purposes. Nationstar undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars and shares in thousands, except per share data)

	Three months ended
	March 31, 2014	December 31, 2013
Revenues	(unaudited)
Servicing fee income	$240,164	$281,624
Other fee income	101,547	113,137
Total fee income	341,711	394,761
Gain on mortgage loans held for sale	127,936	25,659
Total revenues	469,647	420,420

Total expenses and impairments	321,133	398,002

Other income (expense)
Interest income	43,943	51,273
Interest expense	(156,600)	(160,306)
Gain (loss) on interest rate swaps and caps	2,821	675
Total other income (expense)	(109,836)	(108,358)

Income before taxes	38,678	(85,940)
Income tax expense	(15,001)	35,033
Net income	23,677	(50,907)

Less: Net loss attributable to noncontrolling interests	(359)	—
Net income attributable to Nationstar Inc.	24,036	(50,907)

Earnings per share:
Basic earnings per share	$0.27	$(0.57)
Diluted earnings per share	$0.27	$(0.56)
Weighted average shares:
Basic	89,342	89,475
Dilutive effect of stock awards	733	1,166
Diluted	90,075	90,641
Dividends declared per share	—	—

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NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31, 2014	December 31, 2013
Assets	(unaudited)
Cash and cash equivalents	$404,073	$441,902
Restricted cash	471,635	592,747
Accounts receivable	4,057,477	5,636,482
Mortgage loans held for sale	1,741,126	2,603,380
Mortgage loans held for investment, subject to nonrecourse debt - Legacy Assets, net	204,392	211,050
Reverse mortgage interests	1,620,879	1,434,506
Mortgage servicing rights	2,590,780	2,503,162
Property and equipment, net	119,306	119,185
Derivative financial instruments	95,773	123,878
Other assets	327,122	360,397
Total assets	$11,632,563	$14,026,689

Liabilities and equity
Notes payable	$4,591,998	$6,984,351
Unsecured senior notes	2,444,020	2,444,062
Payables and accrued liabilities	1,189,430	1,308,450
Derivative financial instruments	6,377	8,526
Mortgage servicing liabilities	82,210	82,521
Nonrecourse debt - Legacy Assets	86,529	89,107
Excess spread financing (at fair value)	978,183	986,410
Participating interest financing	1,202,252	1,103,490
Mortgage servicing rights financing liabilities	39,737	29,874
Total liabilities	$10,620,736	$13,036,791

Total equity	1,011,827	989,898
Total liabilities and equity	$11,632,563	$14,026,689

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SERVICING FEE INCOME BEFORE FAIR VALUE ADJUSTMENTS RECONCILIATION
(dollars in thousands)

	Three months ended
	March 31, 2014	December 31, 2013

Servicing fee income before all FV adjustments	$235,202	$236,341
Changes in fair value of MSR financing liability:
FV adjustments due to valuation inputs or assumptions	4,407	—
FV adjustments due to other changes in fair value (amortization)	6,381	—
Net change in FV of MSR financing liability	10,788	236,341

Servicing fee income before ancillary servicing fee and MSR FV adjustments	245,990	236,341
Ancillary servicing fee income	83,338	75,190
Total servicing fee income before MSR fair value adjustments	$329,328	$311,531

Changes in fair value of MSRs:
FV adjustments due to valuation inputs or assumptions	(20,645)	93,660
FV adjustments due to other changes in fair value (amortization)	(57,704)	(72,676)
Net change in fair value of MSRs	(78,349)	20,984

Changes in fair value of excess spread financing:
FV adjustments due to valuation inputs or assumptions	5,103	(44,455)
FV adjustments due to other changes in fair value (amortization)	(1,734)	4,351
Net changes in fair value of excess spread financing:	3,369	(40,104)

Servicing fee income	254,347	292,411
Other fee income	86,802	87,655
Total servicing fee income	$341,149	$380,066

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PRO FORMA EARNINGS PER SHARE RECONCILIATION
(dollars and shares in thousands, except per share data)

	Three months ended
	March 31, 2014	December 31, 2013
	(unaudited)
Net income attributable to Nationstar Inc.	$24,036	$(50,907)
Net loss attributable to noncontrolling interests	(359)	—
Net Income	23,677	50,907

Income taxes	15,001	(35,033)
Income before taxes	38,678	(85,940)
Ramp expenses	—	4,140
One-time expenses	39,252	47,228

Pro forma pretax income	77,930	(34,572)

Income taxes (using Q1’14 and Q4'13 tax rate)	(30,237)	14,093
Pro forma income	47,693	(20,479)

Average share count	90,075	90,641

Pro forma EPS	$0.53	$(0.23)

SERVICING: PRETAX OPERATING INCOME RECONCILIATON
(dollars in thousands)

	Three months ended
	March 31, 2014	December 31, 2013
	(unaudited)
Pretax income	$40,085	$74,990
Ramp expenses	—	4,140
One-time expenses	17,900	32,640
Total ramp and one-time expenses	17,900	36,780

Change in fair value due to inputs or assumptions
MSR financing liability	(4,407)	—
MSRs	20,645	(93,660)
Excess Spread	(5,103)	44,455
Net Change in fair value due to inputs or assumptions	11,135	(49,205)

Servicing pretax operating income	$69,120	$62,565

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AEBITDA RECONCILIATION
(dollars and shares in thousands, except per share data)

	Three months ended
	March 31, 2014	December 31, 2013
	(unaudited)
Net income attributable to Nationstar Inc.	$24,036	$(50,907)
Less: Net loss attributable to noncontrolling interests	(359)	—
Net Income	23,677	(50,907)
Plus:
Net loss from Legacy Portfolio and Other	8,997	18,409
Income tax expense	15,001	(35,033)
Net income from Operating Segments	$47,675	$(67,531)
Adjust for:
Interest expense from unsecured senior notes	50,297	50,503
Depreciation and amortization	7,555	8,814
Change in fair value of mortgage servicing rights	78,349	(20,984)
Amortization/accretion of reverse mortgage servicing	338	—
MSR financing liability	(10,788)	—
Restructuring Costs	—	12,078
Share-based compensation	2,823	2,434
Fair value changes on excess spread financing	(3,369)	40,104
Fair value changes in derivatives	(2,556)	—
Ineffective portion of cash flow hedge	—	(390)
Adjusted EBITDA	170,324	25,027

Adjusted EBITDA per share	$1.89	$0.28
Earnings per share	$0.27	$(0.56)

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SEGMENT INCOME STATEMENT & AEBITDA RECONCILIATION
(dollars in thousands)

	For quarter ended March 31, 2014
	Servicing	Origination	Operating	Legacy	Eliminations	Total
						(unaudited)
Revenues
Servicing fee income	$254,347	$—	$254,347	$298	$(14,481)	$240,164
Other fee income	86,802	14,792	101,594	(47)	—	101,547
Total fee income	341,149	14,792	355,941	251	(14,481)	341,711
Gain on mortgage loans held for sale	(1,695)	116,200	114,505	(672)	14,103	127,936
Total revenues	339,454	130,992	470,446	(421)	(378)	469,647
Total expenses and impairments	205,963	108,320	314,283	6,850	—	321,133
Other income (expense)
Interest income	18,664	21,521	40,185	3,380	378	43,943
Interest expense	(114,626)	(36,603)	(151,229)	(5,371)	—	(156,600)
Loss on interest rate swaps and caps	2,556	—	2,556	265	—	2,821
Total other income (expense)	(93,406)	(15,082)	(108,488)	(1,726)	378	(109,836)

Income before taxes	40,085	7,590	47,675	(8,997)	—	38,678
Interest expense on corporate notes	35,620	14,677	50,297	—	—	50,297
MSR valuation adjustment	78,349	—	78,349	—	—	78,349
Excess spread adjustment	(3,369)	—	(3,369)	—	—	(3,369)
Amortization of mortgage servicing obligations	338	—	338	—	—	338
MSR financing liability	(10,788)	—	(10,788)	—	—	(10,788)
Depreciation & amortization	4,588	2,967	7,555	1,237	—	8,792
Stock-based compensation	1,823	1,000	2,823	(12)	—	2,811
Fair value adjustment for derivatives	(2,556)	—	(2,556)	(265)	—	(2,821)
Hedge ineffectiveness	—	—	—	—	—	—
ADJUSTED EBITDA (1)	$144,090	$26,234	$170,324	$(8,037)	$—	$162,287

Pretax income (loss)	40,085	7,590	47,675	(8,997)	—	38,678
One-time expenses	17,900	15852	33,752	5,500	—	39,252
Pro forma pretax income (loss)	57,985	23,442	81,427	(3,497)	—	77,930

Earnings per share - Diluted						$0.27
Pro forma EPS						$0.53
AEBITDA per share	$1.60	$0.29	$1.89	$(0.09)	$—	$1.80

(1) Adjusted EBITDA includes $359,000 loss attributable to noncontrolling interests.

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SEGMENT AEBITDA AND PRO FORMA PRETAX INCOME RECONCILIATION (continued)
(dollars and shares in thousands, except per share data)

	For quarter ended December 31, 2013
	Servicing	Origination	Operating	Legacy	Total

Adjusted EBITDA	$145,777	$(120,750)	$25,027	$(16,784)	$8,243

Interest expense on corporate notes	(35,717)	(14,786)	(50,503)	—	(50,503)
MSR valuation adjustment	20,984	—	20,984	—	20,984
Excess spread adjustment	(40,104)	—	(40,104)	—	(40,104)
Amortization of mortgage servicing obligations	—	—	—	—	—
Depreciation & amortization	(6,008)	(2,806)	(8,814)	(1,115)	(9,929)
Stock-based compensation	(1,738)	(696)	(2,434)	—	(2,434)
Fair value adjustment for derivatives	—	—	—	285	285
Restructuring Charge	(8,594)	(3,484)	(12,078)	(795)	(12,873)
Hedge ineffectiveness	390	—	390	—	390
Pretax income (loss)	74,990	(142,521)	(67,531)	(18,409)	(85,940)
Income tax					35,033
Net income (loss)					(50,908)

Pretax income (loss)	74,990	(142,521)	(67,531)	(18,409)	(85,940)
Ramp expenses	4,140	—	4,140	—	4,140
One-time expenses	32,640	14,588	47,228	—	47,228
Pro forma pretax income (loss)	111,770	(127,933)	(16,163)	(18,409)	(34,572)

Earnings per share					$(0.56)
Pro forma earnings per share					$(0.23)
AEBITDA per share	$1.61	$(1.33)	$0.28	$(0.19)	$0.09

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